1155 Rene-Levesque Boulevard West, Suite 2720
                                                       Montreal, Quebec, H3B 2K8
                                              T(514) 337-2447 // F(514) 337 0985


Manaris Corporation Appoints PricewaterhouseCoopers as its Auditors


MONTREAL, CANADA (January 17, 2006) - Manaris Corporation (OTCBB:MANS) (FRANKFURT WKN:255471) today announced that its Board of Directors has approved a change in auditors. The Company has selected PricewaterhouseCoopers LLP- based in Montreal, Quebec (PwC) to replace Manning Elliott LLP Chartered Accountants (Manning Elliott) - based in Vancouver, British Colombia, who resigned effective January 11, 2006.

PwC will replace Manning Elliott, who had been Manaris' auditors since 2003. The decision to change auditors was not caused by any disagreement between Manaris and Manning Elliott on any matter of accounting principles, practices or financial disclosure.


About Manaris Corporation

Through its wholly-owned subsidiaries, Manaris Corporation offers a comprehensive suite of enterprise risk management services and solutions. C-Chip Technologies (North America) specializes in the high-tech sector of the security industry, with technology that allows business users to efficiently access, control, manage and monitor remote assets at low costs. Avensys enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. Chartrand Laframboise Investigation provides corporations and institutions with security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and Manaris Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and Manaris Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contacts:

Mr. John Fraser
President and CEO
(514) 337-2447

Linda Farha
Zenergy Communications
(514) 273-4034
linda@zenergycom.com